Exhibit 99.1

Weatherford International plc 2019 Post Emergence Weatherford Holdings, LLC FSZ0989 Texas D0494 Switzerland FSZ0947 Switzerland FSZ0788 Bermuda FBD0949 International Holdings (BVI) Ltd. Rigs International (BVI) Ltd. Limited Precision Drilling GP, LLC Delaware D0578 Visual Systems, Inc. California D0870 Solutions, LLC Texas D0519 Weatherford L.L.C. Services, Inc. Colombia Limited FVI0112 Services Inc. Integrity, Inc. In accordance with Instruction 4 to Item 3 172 foreign subsidiaries have been omitted from the diagram Ownership is 100% unless otherwise indicated Page 1 Weatherford International Public Limited Company Ireland FEI0934 Weatherford Guarantor Information Post Emergence Issuer Weatherford Irish Holdings Limited Ireland FEI1004 Guarantor Weatherford Worldwide Holdings GmbH Switzerland FSZ0817 Holdings (Switzerland) GmbH Switzerland WOFS Swiss Finance GmbH Switzerland FSZ0919 Weatherford DISC Inc. Nevada D0939 Weatherford Norge AS Norway FNO0009 Weatherford Netherlands B.V. Netherlands FNL0625 WOFS Assurance Limited Bermuda FBD0973 Weatherford South America GmbH Switzerland FPM0457 Weatherford Services S. de R.L. Panama FPM0019 (99.99%) Weatherford Pangaea Holdings Ltd. Bermuda FBD0959 Rigs Benmore In-Depth Corp. Texas D0908 Edinburgh Petroleum Services Americas Incorporated Weatherford Products GmbH Switzerland FSZ0961 Weatherford Switzerland Trading and Development GmbH Weatherford Management Company Switzerland Sarl Weatherford URS Delaware D0987 In-Depth Systems, Inc. Texas D0909 Weatherford Holdings (Bermuda) Ltd. Bermuda FBD0990 WOFS International Finance GmbH Switzerland FSZ0920 Weatherford Canada Ltd. Canada FCA0991 P Weatherford Latin America LLC Delaware D0977 Sabre Drilling Ltd. Rigs Weatherford International Holding (Bermuda) Ltd. Bermuda FBD0985 Precision Energy Services Colombia Ltd. Canada FCA0560 Weatherford Australia Pty Limited Australia FAS0026 (63.78%) Precision Energy Services ULC Canada FCA0563 P Weatherford (Nova Scotia) ULC Canada FCA0511 P Weatherford Drilling British Virgin Islands FVI0599 Precision Energy International Ltd. Canada FCA0557 Sunbreeze Limited Cyprus FCY0654 Weatherford International, LLC Delaware D0001 Key International Drilling Company Limited Bermuda FBD0530 Rigs Weatherford Drilling British Virgin Islands FVI0598 Rigs Weatherford International Ltd. Bermuda FBD0465 Weatherford Eurasia England FUK0012 (51.2%) Weatherford U.K. Limited England FUK0014 WEUS Holding, LLC Delaware D521A Weatherford Management, LLC Delaware D0204 Weatherford Artificial Lift Systems, LLC Delaware D201A Weatherford Bermuda Holdings Ltd. Bermuda FBD0466 Weatherford U.S., L.P. Louisiana D522 (99%) WUS Holding, L.L.C. Delaware D521F Stealth Oil & Gas, Inc. Delaware D0196 eProduction Texas D0195 Colombia Petroleum Services Corp. Delaware D0350 Weatherford Global Services LLC Louisiana D522U Case Services, Inc. Weatherford Holdings (BVI) Ltd. British Virgin Islands FVI0513 Weatherford International (Luxembourg) Holdings S.a.r.l. Luxembourg FLU0811 Weatherford Holdings (Singapore) Pte. Ltd. Singapore FSN0651 Weatherford/Lamb, Inc. Delaware D002 PD Holdings (USA), Delaware D580 (99%) L.P. Weatherford Services, Ltd. Bermuda FBD0118 Weatherford Oil Tool Middle East Limited British Virgin Islands FVI0027 European Holdings (Luxembourg) S.a.r.l. Luxembourg Weatherford (PTWI), Delaware D0832 Datalog Acquisition, LLC Delaware D0773 Weatherford Technology Holdings, LLC Delaware D0865 WIHBV LLC Delaware D1001 Weatherford Investment Inc. UnitedStates D0446 (95.01%) Intern Loggi Californi ational ng LLC a D0744 FLU0815 Precision Oilfield Services, LLP Texas D0588 (99%) Columbia Oilfield Supply, Inc. Delaware D0582 Precision Energy Delaware D0585 Weatherford British Virgin Islands International Logging S.A., LLC Nevada D0763 Tooke Rockies, Inc. Wyoming D0772 Discovery Logging, Inc. Texas D0771 Warrior Well Services, Inc. Illinois D0671 Visean Information Texas D0662 Advantage R&D, Inc. Delaware D0587 High Pressure Louisiana D0629 Chain